SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               ------------------

                                    Form S-8

                             Registration Statement
                                    Under the
                             Securities Act of 1933

                               RAYOVAC CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Wisconsin
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2423556
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                   601 Rayovac Drive, Madison, Wisconsin 53711
--------------------------------------------------------------------------------
               (Address of Principal Executive Officer) (Zip Code)

                     RAYOVAC PROFIT SHARING AND SAVINGS PLAN
--------------------------------------------------------------------------------
                              (Full Title of Plan)

                            James A. Broderick, Esq.
                       Vice President and General Counsel
                               Rayovac Corporation
                                601 Rayovac Drive
                          Madison, Wisconsin 53711-2497
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (608) 275-3340
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                                                                               Amount of
  Title of Securities       Amount to be         Proposed Maximum Of-             Proposed Maximum Ag-       Registration
   to be Registered          Registered         fering Price Per Share           gregate Offering Price          Fee
----------------------------------------------------------------------------------------------------------------------------

   Interests in the             (1)                      (1)                            (1)                      (2)
    Rayovac Profit
    Sharing and Sav-
       ings Plan
=======================  ================== =============================  =============================  ==================

(1) Pursuant to Rule 416 (c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457(h)(2) under the Securities Act, no separate registration fee is required with respect to the plan interests being registered hereby.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents, which have been filed by Rayovac Corporation (the "Registrant" or the "Company") or the Rayovac Profit Sharing and Savings Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (i) the Registration Statement on Form S-1 (Registration No. 333-35181) of the Company containing audited financial statements for the Company's latest fiscal year for which such statements have been filed by the Company with the Commission, (ii) the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1996 and (iii) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Ex-change Act of 1934, as amended ("Exchange Act"), since September 30, 1996.

                  All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Pursuant to the Wisconsin Business Corporation Law (the "WBCL") and the Registrant's By-Laws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities and expenses (i) to the extent such directors or officers are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Registrant and such breach or failure constituted (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The WBCL also provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, by-laws, a written agreement or a resolution of the Board of Directors or shareholders. Further, the WBCL specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the WBCL, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof for certain breaches of or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

                  Expenses for the defense of any action for which indem-nification may be available may be advanced by the Registrant under certain circumstances.

                  The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

                  The Registrant has purchased directors' and officers' liability insurance which would indemnify the directors and officers of the Registrant against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.


Exhibit
Number            Description
 4.1              Rayovac Profit Sharing and Savings Plan
                  (Incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-1 (Registration No. 333-35181) filed with the Securities and Exchange Commission on October 31, 1997).


23.1              Consent of Coopers & Lybrand L.L.P.

24 Power of Attorney (included on the signa-ture page of this Registration Statement).



Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registra-tion statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registra-tion statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration state-ment;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

provided, however, that paragraphs (1) (i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of

1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner, and has made or will make all changes which may be required by the Plan.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on October 31, 1997.

                                 RAYOVAC CORPORATION



                                 By: /s/ David A. Jones
                                     ------------------
                                     David A. Jones
                                     Chairman of the Board,
                                     President and Chief
                                     Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 1997. Each person whose signature appears below hereby authorizes David A. Jones and Kent J. Hussey and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file same, with exhibits thereto, and other documents in connection therewith.

         Signature                                       Title


/s/ David A. Jones                                Chairman of the Board,
------------------                                President and Chief Execu-
David A. Jones                                    tive Officer (Principal
                                                  Executive Officer)

/s/ Kent J. Hussey                                Executive Vice President
----------------------                            of Finance and Administra-
Kent J. Hussey                                    tion, Chief Financial
                                                  Officer and Director
                                                  (Principal Financial
                                                  Officer)


/s/ Roger F. Warren                               Director
----------------------
Roger F. Warren


/s/ Trygve Lonnebotn                              Director
----------------------
Trygve Lonnebotn


/s/ Scott A. Schoen                               Director
----------------------
Scott A. Schoen


/s/ Thomas R. Shepherd                            Director
----------------------
Thomas R. Shepherd


/s/ Warren C. Smith, Jr.                          Director
----------------------
Warren C. Smith, Jr.

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on October 31, 1997.

                                RAYOVAC PROFIT SHARING AND
                                  SAVINGS PLAN


                                By:  RAYOVAC CORPORATION,
                                     Plan Administrator



                                By:/s/ Russell E. Lefevre
                                   ----------------------
                                   Russell E. Lefevre
                                   Vice President,
                                    Human Resources

                                  EXHIBIT INDEX

                               RAYOVAC CORPORATION

                       Registration Statement on Form S-8
                 for the Rayovac Profit Sharing and Savings Plan


Exhibit
Number            Description

4.1 Rayovac Profit Sharing and Savings Plan (Incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Company's Regis-tration Statement on Form S-1 (Registration No. 333-35181) filed with the Securities and Exchange Commission on October 31,
                  1997).


23.1              Consent of Coopers & Lybrand L.L.P.


24 Power of Attorney (included on the signa-ture page of this Registration Statement).